Exhibit 99.2

DOME VENTURES CORPORATION

Interim Consolidated Financial Statements

Six months ended March 31, 2010

Notice Concerning Auditor Review

(The accompanying financial statements for the quarters ended

March 31, 2010 have been reviewed by the Company’s auditor, as the March 31, 2009 have not been reviewed or audited by the Company’s auditor)

Suite 2200, 885 West Georgia Street, Vancouver, B.C.  V6C 3E8
Telephone: (604) 687-5800  ●  Fax: (604) 687-4646

www.domeventures.com

DOME VENTURES CORPORATION
INTERIM CONSOLIDATED BALANCE SHEETS
(Expressed in US Dollars)
(unaudited)

	March 31, 2010 $ (unaudited)	September 30, 2009 $

ASSETS

Current Assets
Cash and cash equivalents	$2,579,327	$2,513,071
Prepaid expense and deposits	6,342	12,808

	2,585,669	2,525,879

Mineral properties (Notes 2(b) & 6)	20,805	20,805

	$2,606,474	$2,546,684

LIABILITIES

Current Liabilities:
Accounts payable and accrued liabilities	$148,656	$3,468
	148,656	3,468
SHAREHOLDERS' EQUITY

Capital stock (Note 5)	$20,250	$18,700

Contributed surplus (Note 5)	11,943,414	11,774,464

Deficit	(9,505,846)	(9,249,948)

	2,457,818	2,543,216

	$2,606,474	$2,546,684

Subsequent Events (Note 10)

DOME VENTURES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT
(Expressed in US Dollars)
(unaudited)

	For the three months ended March 31, 2010 (unaudited)	For the three months ended March 31, 2009 (unaudited)	For the six months ended March 31, 2010 (unaudited)	For the six months ended March 31, 2009 (unaudited)

Expenses:
General exploration costs	$11,557	$130,121	$54,279	$346,021
Regulatory fees	24,440	9,789	31,927	15,731
Management fees	17,592	16,714	34,947	32,846
Office and miscellaneous	12,246	8,847	23,731	27,259
Professional and consulting fees	255,116	33,103	463,942	46,358
Rent	8,100	8,100	16,200	16,200
Travel and entertainment	16,705	9,788	16,705	9,788
Wages and benefits	69,154	54,627	130,568	108,911
Stock-based compensation	-0-	-0-	-0-	99,206
Foreign exchange (gain) loss	(63,838)	58,435	(114,128)	513,129
	351,072	329,524	658,171	1,215,449
Other income:
Interest income	924	6,347	2,273	21,866
Joint Venture Recoveries (Note 9)	-0-	-0-	400,000	-0-
	924	6,347	402,273	21,866
Net loss and comprehensive loss	350,148	323,177	255,898	1,193,583

Deficit – beginning of period	9,155,698	8,905,977	9,249,948	8,035,571

Deficit – end of period	$9,505,846	$9,229,154	$9,505,846	$9,229,154

Loss Per Share – basic	0.018	0.021	0.014	0.077
Loss Per Share –fully diluted ( Note 2 (g))	0.018	0.019	0.014	0.070

Weighted average number of shares - basic	19,164,513	15,457,000	18,929,458	15,457,000
Weighted average number of shares – diluted (Note 2 (g))	19,164,513	17,007,000	18,929,458	17,007,000

Need to update the loss per share and weighted average

DOME VENTURES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in US Dollars)
(unaudited)

	For the three months ended March 31, 2010 (unaudited)	For the three months ended March 31, 2009 (unaudited)	For the six months ended March 31, 2010 (unaudited)	For the six months ended March 31, 2009 (unaudited)

Operating Activities:
Net loss from operations	$(350,148)	$(323,177)	$(255,898)	$(1,193,583)

Items not involving cash
Stock-based compensation expense	-0-	-0-	-0-	99,206

Changes in non-cash working capital items
Prepaid expenses	(91)	12,784	6,466	8,143
Accounts payable and accrued liabilities	27,086	35,655	145,188	(20,029)

Net cash used in operating activities	(323,153)	(274,738)	(104,244)	(1,106,263)

Financing Activities:
Issuance of shares	170,500	-0-	170,500	-0-
Net cash in financing activities	170,500	-0-	170,500	-0-

Investing Activities:
Mineral properties	-0-	-0-	-0-	-0-
Net cash (used) in investing activities	-0-	-0-	-0-	-0-

Increase (decrease) in cash and cash equivalents	(152,653)	(274,738)	66,256	(1,106,263)

Cash and cash equivalents, beginning of period	2,731,980	2,903,815	2,513,071	3,735,340
Cash and cash equivalents, end of period	$2,579,327	$2,629,077	$2,579,327	$2,629,077

Cash and cash equivalents are comprised of:

Cash in bank	$616,015	$426,242	$616,015	$426,242
Short-term money market instruments	1,963,312	2,202,835	1,963,312	2,202,835
	$2,579,327	$2,629,077	$2,579,327	$2,629,077

DOME VENTURES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MARCH 31, 2010
(Expressed in US Dollars) – (unaudited)

1.	Nature of Operations

Dome Ventures Corporation (“Dome” or the “Company”) was incorporated in Canada and domesticated to the United States in 1999.  The Company’s permanent establishment is in British Columbia, Canada.

The Company’s principal business activities currently include the acquisition and exploration of mineral properties domiciled in Gabon, Africa.  The Company is in the exploration stage and has not yet determined whether any of its mineral properties contain ore reserves that are economically recoverable.

As at March 31, 2010, the Company had accumulated losses since inception of $9,505,846.  The continuance of the Company’s operations is dependent on obtaining sufficient additional financing when necessary in order to explore and realize the recoverability of the Company’s investments in mineral properties, which is dependent upon the existence of economically recoverable reserves and market prices for the underlying minerals.

These financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

2.	Summary of Significant Accounting Policies

a)  Basis of presentation
These interim consolidated financial statements are denominated in US dollars and have been prepared using Canadian generally accepted accounting principles.  The accounts include those of the Company and its wholly owned British Virgin Islands subsidiaries Dome Asia Inc., and Dome International Global Inc., and Dome Ventures SARL Gabon, as well as Dome International Global Inc.’s 99.99%-owned Nigerian subsidiary Dome Minerals Nigeria Limited.  All significant inter-company transactions and balances have been eliminated on consolidation.

b)      Mineral Properties
Property exploration costs, including maintenance fees, incurred prior to the determination of the economic feasibility of mining operations and a decision to proceed with development are charged to operations as incurred.  All direct costs related to the acquisition of resource property interests are capitalized.  The carrying value of mineral properties is assessed when an event occurs indicating impairment.  The carrying value is assessed using factors such as future asset utilization and the future undiscounted cash flows expected to result from the use or sale of the related assets.  An impairment loss is recognized in the period when it is determined that the carrying amount of the asset is not recoverable and exceeds its fair value.  At that time, the carrying amount is written down to fair value.

c)      Asset Retirement Obligations
The Company accounts for asset retirement obligations under CICA Handbook section 3110, “Asset Retirement Obligations”.  Under the standard, a liability is recognized for the future retirement obligations associated with the Company’s mineral properties.  The fair value of the obligation is recorded on a discounted basis.  This amount is capitalized as part of the cost of the related property and is subject to depletion.  At March 31, 2010, the Company has not incurred any asset retirement obligations.

DOME VENTURES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MARCH 31, 2010
(Expressed in US Dollars) – (unaudited)

2.	Summary of Significant Accounting Policies (continued)

d)      Foreign currency translation
The majority of the Company’s assets and operations are denominated in Canadian dollars and CFA Francs.  The Company reports in US dollars.

Transactions in foreign currencies such as Canadian dollars and CFA Francs are translated into US dollars at the exchange rates in effect on the transaction dates using the temporal method.  Monetary balance sheet items denominated in Canadian dollars or CFA Francs are translated into US dollars at the exchange rates in effect at the balance sheet date.  The resulting exchange gains and losses are recognized in income.

e)      Cash and cash equivalents
Cash and cash equivalents include cash, money market investments and other highly liquid investments with original maturities of three months or less. The Company’s cash equivalents have been classified as held-for-trading and are recorded at fair value on the balance sheet.  Fair values are determined directly by reference to published price quotations in an active market. Changes in the fair value of these instruments are reflected in the statement of operations.

f)      Stock-based compensation
The Company has a Stock Option Plan, which is described in Note 6(d) of the year-end financial statements ended September 30, 2009, and accounts for all stock-based payments using the fair value method.  Under the fair value method, stock-based payments are measured at the fair value of the equity instruments issued, with the resulting compensation expense recognized over the vesting period of the options granted and a corresponding increase to contributed surplus.

The fair value of stock-based payments to non-employees is re-measured during the vesting period as the options are earned, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments.

g)      Earnings per share (“EPS”)
Basic EPS is computed by dividing the net income/loss by the weighted average number of common shares outstanding during the period.  Diluted earnings per share is calculated by adjusting the weighted average number of common shares with the treasury stock method, to reflect the potential dilution of securities that could result from the exercise of “in-the-money” stock options and warrants.

h)      Use of estimates
The preparation of the financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.  Significant areas requiring the use of estimates relate to recoverability or valuation of mineral properties, the utilization of future income tax assets, the valuation of asset retirement obligations and stock-based compensation.  Actual results may ultimately differ from those estimates.

DOME VENTURES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MARCH 31, 2010
(Expressed in US Dollars) – (unaudited)

3.	Adoption of New Accounting Standards and Recent Accounting Pronouncements

In February 2008, the CICA issued Section 3064, “Goodwill and Intangible Assets,” which replaces Section 3062, “Goodwill and Other Intangible Assets.”  This new standard provides guidance on the recognition, measurement, presentation and disclosure of goodwill and intangible assets and is effective for the Company beginning October 1, 2009.  Concurrent with the adoption of this standard, EIC-27, “Revenues and Expenditures in the Pre-operating Period,” will be withdrawn.  The adoption of this standard is not expected to have a material effect on the Company’s financial statements.

In January 2009, the CICA issued Section 1582 “Business Combinations” to replace Section 1581.  Prospective application of the standard is effective January 1, 2011, with early adoption permitted.  This new standard effectively harmonizes the business combinations standard under Canadian GAAP with International Financial Reporting Standards (“IFRS”).  The new standard revises guidance on the determination of the carrying amount of the assets acquired and liabilities assumed, goodwill and accounting for non-controlling interests at the time of a business combination.  The CICA concurrently issued Section 1601 “Consolidated Financial Statements” and Section 1602 “Non-Controlling Interests,” which replace Section 1600 “Consolidated Financial Statements.”

Section 1601 provides revised guidance on the preparation of consolidated financial statements and Section 1602 addresses accounting for non-controlling interests in consolidated financial statements subsequent to a business combination.  These standards are effective January 1, 2011, unless they are early adopted at the same time as Section 1582 “Business Combinations.”  The Company is currently assessing the impact of adopting these standards and has not yet determined its effect on its financial statements.

In February 2008, the CICA Accounting Standards Board confirmed that public companies will be required to prepare interim and annual financial statements under International Financial Reporting Standards (“IFRS”) for fiscal years beginning on or after January 1, 2011.  The Company is currently assessing the impact of adopting IFRS and has not yet determined its effect on its financial statements.

4.	Financial Instruments and financial risk

The Company’s financial instruments include cash and cash equivalents and accounts payable and accrued liabilities.  The carrying values of these financial instruments approximate their fair values due to the near-term maturity of these financial instruments.

Credit Risk – The Company maintains a majority of its cash and cash equivalents with a major Canadian financial institution in Canadian funds.  The Company maintains the remainder amount of its cash and cash equivalents with a major Gabonese financial institution in CFA funds.  Deposits held with these institutions may exceed the amount insurance provided on such deposits.

Currency Risk – As the Company operates on an international basis, currency risk exposures arise from transactions and balances denominated in foreign currencies.  The Company’s foreign exchange risk arises primarily with respect to the Canadian dollar and Central African CFA francs.  The majority of the Company’s cash and cash equivalents are denominated in Canadian dollars.  The majority of the Company’s expenses are denominated in Canadian dollars and Central African CFA francs.  Fluctuations in the exchange rates between these currencies and the US dollar could have a material effect on the Company’s business, financial condition and results of operations.  The Company does not engage in any hedging activity.

DOME VENTURES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MARCH 31, 2010
(Expressed in US Dollars) – (unaudited)

4.	Financial Instruments and financial risk (continued)

Liquidity Risk – The Company manages liquidity risk by maintaining adequate cash and cash equivalents balances.  The Company continuously monitors and reviews both actual and forecasted cash flows, and also matches the maturity profile of financial assets and liabilities.

Interest Rate Risk – The Company’s cash equivalents are subject to interest rate risk.  The Company’s interest rate risk management policy is to purchase highly liquid investments with a term to maturity of three months or less on the date of purchase.  The Company does not engage in any hedging activity.

Commodity Price Risk – Mineral prices are volatile and have risen and fallen sharply in recent periods. These prices are subject to market supply and demand, political and economic factors, and commodity speculation, all of which can interact with one another to cause significant price movements.  The Company does not engage in any hedging activity.

5.	Capital Stock

Authorized:	●	50,000,000 Preferred shares with a par value of $0.001 per share, of which 20,000,000 are designated Series A Convertible Preferred shares – None are issued
	●	100,000,000 Common shares with a par value of $0.001 per share

	Number of Shares Issued	Par Value	Contributed Surplus

Common shares issued:

Balance at September 30, 2009	18,699,513	18,700	11,774,464

Compensation cost of stock options granted (during the six months ended March 31, 2010)			-0-
Shares issued with exercise of stock options	1,550,000	1,550	168,950
Total capital stock common at March 31, 2010	20,249,513	$20,250	$11,943,414

(a)
Warrants outstanding:  The Company has 2,300,000 warrants outstanding as at March 31, 2010.  Each of the 2,300,000 purchase warrants entitles the holder to acquire an additional common share of Dome at a price of $0.40 per share.  These warrants expire between June 16 and June 26, 2010.

(b)
Options outstanding:  During the quarter ended March 31, 2010, the company had 1,550,000 options exercised for proceeds of $170,500, and no new options were granted.  As at March 31, 2010 there were nil stock options outstanding.

(c)
Stock-based compensation: During the quarter ended March 31, 2010, the amount of $Nil (March 31, 2009 was $nil) of stock-based compensation expense was recognized for options vesting during the quarter which were granted to directors and officers of the Company.  For the six months ended March 31, 2010, the amount of $Nil (six months ended March 31, 2009 was $99,206) of stock-based compensation expense was recognized for options vesting during the six months which were granted to directors and officers of the Company.

DOME VENTURES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MARCH 31, 2010
(Expressed in US Dollars) – (unaudited)

6.	Mineral Properties

As at March 31, 2010, cumulative expenses incurred in Gabon are $3,107,324, all of which have been expensed except for $20,805 related to property acquisition expenditures, which have been capitalized. The following table summarizes exploration costs in Gabon by type of expenditure:

	March 31, 2010 $	September 30, 2009 $	March 31, 2009 $

Camp and housing rental	127,425	127,425	122,146
Field supplies, equipment and labour	683,044	673,849	648,046
Field transportation	264,096	264,096	258,088
Consulting fees	108,874	108,874	71,528
Geological, geophysical and geochemical	978,200	964,198	951,069
Maps, reports and sampling costs	521,188	521,188	521,188
Office and miscellaneous	96,897	92,338	35,004
Transportation, travel and accommodations	327,600	323,373	317,698

	3,107,324	3,075,341	2,924,767

During the three months ended March 31, 2010, the Company spent $11,557 on mineral exploration activity in Gabon, West Africa.  During the six months ended March 31, 2010, the Company spent $54,279 on mineral exploration activity of which $31,983 was spent on mineral exploration activity in Gabon, West Africa and $22,296 on mineral property investigation costs in relationship to the merger with Metalline Mining Company.  The Gabon activity relates to license acquisition, equipment acquisition, administrative set-up costs and geological, geochemical and geophysical investigation. In September 2006, the Company was granted a prospection license in Gabon in connection with this activity. The license was effective until September 2008. In accordance with Gabonese law, the Company filed applications for three exploration licenses covering approximately 2,000 square kilometers each within the Company’s prospection license.  These exploration licenses were granted in July 2008 and entitle the Company to employ sub-surface exploration methods, such as drilling and trial mining. These transferable licenses are valid for three years and are renewable twice with each renewal lasting for three years. The Company must spend 200,000,000 CFA francs in order to renew each exploration license for a second term of three years and 400,000,000 CFA francs in order to renew the license for a third term of three years. The Company must spend 800,000,000 CFA francs in the third term. The Company may apply for a mining license at any time during these periods. As at March 31, 2010, 1 United States dollar approximates 478 CFA francs.  For further details see Note 9 Exploration project.

7.	Capital Management

The Company defines capital as all components of shareholders’ equity.  The Company has no debt obligations.  The board of directors does not establish quantitative return on capital criteria for management due to the nature of the Company’s business.  The Company does not pay dividends.  The Company is not subject to any externally imposed capital requirements.  The Company raises capital to fund its corporate and exploration costs through the sale of its common shares or units consisting of common shares and warrants.

Currently the Company has no significant sources of revenues. There were no changes in the Company’s approach for the period ended March 31, 2010.

DOME VENTURES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MARCH 31, 2010
(Expressed in US Dollars) – (unaudited)

8.	Related Party Transactions

The Company has engaged the services of Rand Edgar Investment Corp (“REIC”) commencing March 2001 for $10,000 US (plus gst) per month.  REIC is owned by two directors of the Company and provides advisory services relating to general corporate development, financial matters, raising additional capital, corporate maintenance, administrative services and provisions of office space.  This agreement is effective until July 31, 2012.

9.	Exploration project

Further to the disclosed information in Note 6, the Company has executed the following Joint Venture Agreements.

Joint Venture Agreements with AngloGold Ashanti Limited

In October 2009, the Company and AngloGold Ashanti Limited (“Anglo”) entered into the Ogooue Joint Venture Agreement and the Ndjole and Mevang Joint Venture Agreement.

Ogooue Joint Venture Agreement

Anglo acquired a reconnaissance license over an area comprising 8,295 square kilometers in Gabon, West Africa.  This license was acquired by Anglo for its gold potential.  The joint venture is an 80/20 joint venture in favour of Anglo.  Anglo has made a firm commitment to spend $100,000 on exploration and will sole fund the first $3 million of exploration expenditures, after which the parties will contribute on an 80/20 basis.  Joint venture dilution provisions apply and if the Company is diluted in the future to a joint venture interest of 5% or less due to lack of contribution to exploration budgets, its interest will be converted to a 2% Net Smelter Return which can be purchased at an appraised value 14 months after commencement of commercial production.  Should Anglo elect not to spend the aforesaid $3 million, the lease shall be assigned to the Company.

Ndjole and Mevang Joint Venture Agreement

The Company is the owner of the Ndjole and Mevang Exploration Licenses, each comprised of 2,000 square kilometers.  Under the terms of the joint venture, Anglo has earned a 20% interest by paying to the Company $400,000 on signing of the joint venture agreement.  Anglo can earn an additional 40% interest by paying the Company $100,000 per year over the next three years and by incurring exploration expenditures in the amount of $3.7 million over the next three years at the rate of $1 million in the first year, $1.2 million in the second year and $1.5 million in the third year.

Once it has earned a 60% interest, Anglo can earn an additional 10% interest (70% total) by spending $5 million on exploration expenditures within two years of earning into a 60% interest as set out above.  When the parties have a 70/30 joint venture, if the Company elects not to contribute to work programs and budgets, Anglo can elect to earn an additional 15% interest (85% total) by carrying the project to a completed pre-feasibility study.

Should Anglo fail to perform as set out above, a 100% interest in the licenses shall revert to the Company and the joint venture will cease.  Anglo shall be entitled to withdraw from the joint venture after it has spent $1 million on exploration expenditures.

Joint venture dilution provisions apply and if the Company is diluted in the future to a joint venture interest of 5% or less due to lack of contribution to exploration budgets, its interests will be converted to a 2% Net Smelter Return which can be purchased at appraised value 14 months after commencement of commercial production.

DOME VENTURES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MARCH 31, 2010
(Expressed in US Dollars) – (unaudited)

9.	Exploration project (continued)

Ndjole and Mevang Joint Venture Agreement (continued)

The Company is operating the exploration program on behalf of Anglo and receives funds from time-to-time to continue the joint venture operations in Gabon.  As of March 31, 2010, the Company had a balance of $112,197 received from Anglo in trust for ongoing exploration costs.  These funds are not reflected on the Company’s balance sheet as they are held in trust for joint venture expenditures on Anglo’s behalf.

10.	Merger transaction and Subsequent Events

Pursuant to the following sequence of events, the Company closed a merger with Metalline Mining Company on April 16, 2010.

In November 2009, the Company entered into a Letter of Intent superceded by a formal merger agreement (the “Merger Agreement”) dated December 4, 2009 pursuant to which the Company proposes to merge with Metalline Mining Company ("Metalline").  Under the terms of the Merger Agreement (as modified):

(i)
The Merger Agreement was subject to the condition that the Company arrange a private placement in the securities of Metalline consisting of 6.5 million units with each unit consisting of one share and a warrant in order to raise approximately $3 million.  The units were priced at $0.46 per share and two warrants entitle the holder to purchase a further share of Metalline at $0.57 per share within one year.  This financing closed December 23, 2009. It was a further condition of the merger that the Company arrange its own financing to raise $13 million, which condition was satisfied on January 11, 2010.  The financing consisted of the sale of 28,911,111 special warrants at a price of $0.45 per special warrant.  Each special warrant is convertible into one share of the Company without payment of further consideration.  The financing was led by Cormark Securities Inc. and assisted by Haywood Securities Inc., (the “Brokers”).  The Brokers received a commission equal to 6% of the gross proceeds of part of the offering, plus an advisory fee of $300,000.  A total of 49,260,624 shares of the Company were outstanding just prior to the merger after conversion of the special warrants into common shares and the exercise of the outstanding options referred to in Note 5. This resulted in each shareholder of the Company receiving a 0.968818 of a Metalline share for each share of the Company.

(ii)
Under the terms of the Merger Agreement, Metalline filed a Registration Statement in the US and both companies mailed to their respective shareholders a Joint Proxy Statement/Prospectus in connection with general meetings at which the merger agreement was presented for approval.  The shareholders of both companies and regulators approved the merger agreement and Metalline acquired all of the outstanding shares of the Company by the issuance of 47,724,561 common shares of Metalline.  At the closing of the merger of Metalline and the Company, the Metalline warrants issued to investors in connection with the above Metalline private placement were cancelled.

On April 16, 2010 Metalline Mining Company and Dome Ventures Corporation announced the completion of the merger transaction whereby Dome became a wholly owned subsidiary of Metalline.  Metalline issued 47,724,561 shares of its common stock to the former stockholders of Dome.  These shares were approved for listing by NYSE Amex.

As part of the closing, the proceeds of the previously announced Dome special warrant offering were released from escrow, resulting in approximate net proceeds to Dome of $11,961,000 after offering costs.  These funds will be used by Metalline primarily for the continued exploration and development at Metalline’s Sierra Mojada project.

After receiving approval from the Board of Directors and the Company’s sole shareholder (Metalline), on April 30, 2010 the Company filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.  The Amended and Restated Certificate of Incorporation amended certain terms of the Company’s Certificate of Incorporation, including reducing the authorized capital to solely 1,000 shares of common stock.

As a result of the merger transaction with Metalline, the Company now has 100 shares of common stock issued and outstanding.

DOME VENTURES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MARCH 31, 2010
(Expressed in US Dollars) – (unaudited)

11.	Differences Between Canadian and United States Generally Accepted Accounting Principles

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), which differ in certain respect with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the Unites States (“US GAAP”).

The material differences between Canadian GAAP and US GAAP and the rules and regulations of the Securities and Exchange Commission affecting the Company’s financial statements are summarized as follows:

	Six Months Ended March 31,
	2010	2009
Statements of Operations	$	$

Net income (loss) under Canadian GAAP	(255,898)	(1,193,583)
Mineral property costs expensed and written-off (i)	---	(13,605)

Net loss in accordance with US GAAP	(255,898)	(1,207,188)

Net loss per share under US GAAP	(0.014)	(0.078)

	As at March 31,
	2010	2009
	$	$
Statements of Cash Flows
Operating Activities
Operating activities under Canadian GAAP	(104,244)	(1,106,263)
Deferred exploration and acquisition costs (i)	---	(13,605)

Operating activities under US GAAP	(104,244)	(1,119,868)

Investing activities

Investing activities under Canadian and US GAAP	-	–

Financing activities	170,500

Financing activities under Canadian and US GAAP	170,500	–

(i)   Mineral Property Expenditures
Canadian GAAP permits mineral property exploration and acquisition costs to be capitalized during the exploration for a commercially mineable deposit. During the first quarter of fiscal 2009, the Company changed its accounting policy for mineral property exploration costs. In prior years, the Company capitalized the acquisition and exploration expenditure costs directly to mineral properties. Under the new policy, property exploration costs incurred prior to the determination of the feasibility of mining operations and a decision to proceed with development, are charged to operations as incurred. Under US GAAP, mineral exploration costs are expensed as incurred and mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” at each fiscal quarter end.

DOME VENTURES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MARCH 31, 2010
(Expressed in US Dollars) – (unaudited)

11.	Differences Between Canadian and United States Generally Accepted Accounting Principles (continued)

Under Canadian GAAP, cash flows relating to mineral property exploration and development are reported as investing activities. Under US GAAP, these costs are characterized as operating activities.

Adoption of new United States accounting pronouncements

FASB Accounting Standards Codification (“ASC”)

On July 1, 2009, the Company adopted the FASB Accounting Standard Codification (“ASC”) (formerly SFAS No. 168, ‘‘The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162’’). The ASC is the single source of authoritative US GAAP recognized by the FASB to be applied by nongovernmental entities. The Codification reorganized the thousands of GAAP pronouncements into accounting topics and displays them using a consistent structure. Also included in the Codification is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections within the Codification. On the effective date of the ASC, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non grandfathered non-SEC accounting literature not included in the Codification became non authoritative. The ASC was effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of the ASC changed the Company’s references to US GAAP accounting standards but did not have any impact on the consolidated financial statements.

Codification Topic 820 – Fair Value Measurements

Codification Topic 820, (formerly Statement of Financial Accounting Standards No. 157, Fair Value Measurements, (“SFAS 157”)) was issued September 2006. The Statement provides guidance for using fair value to measure assets and liabilities. The Statement also expands disclosures about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurement on earnings. This Statement applies under other accounting pronouncements that require or permit fair value measurements. This Statement does not expand the use of fair value measurements in any new circumstances. Under this Statement, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the entity transacts. Codification Topic 820 is effective for the Company for fair value measurements and disclosures made by the Company in its fiscal year beginning on January 1, 2008. The adoption of Codification Topic 820 on January 1, 2008 had no material impact on the consolidated financial statements of the Company.

DOME VENTURES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MARCH 31, 2010
(Expressed in US Dollars) – (unaudited)

11.	Differences Between Canadian and United States Generally Accepted Accounting Principles (continued)

Adoption of new United States accounting pronouncements (continued)

Codification Topic 825 – Fair Value Option

In February 2007, the FASB issued Codification Topic 825, (formerly FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities). This statement permits entities the option to measure financial instruments at fair value, thereby achieving an offsetting effect for accounting purposes for certain changes in fair value of certain related assets and liabilities without having to apply hedge accounting. This statement is effective for the Company beginning January 1, 2008. The adoption of Codification Topic 825 on January 1, 2008 had no material impact on the consolidated financial statements of the Company.

Codification Topic 805 – Business Combinations

In December 2007, the FASB issued Codification Topic 805, (formerly SFAS 141R), a revised standard on accounting for business combinations. The standard is converged with proposals issued by the Accounting Standards Board (“AcSB”) and the International Accounting Standards Board (“IASB”) on this subject. The major changes to accounting for business combinations are summarized as follows:

▪	All business acquisitions would be measured at fair value
▪	The existing definition of a business would be expanded
▪	Pre-acquisition contingencies would be measured at fair value
▪	Most acquisition-related costs would be recognized as expenses as incurred (they would no longer be part of the purchase consideration)
▪	Obligations for contingent consideration would be measured and recognized at fair value at acquisition date (would no longer need to wait until contingency is settled)
▪
Liabilities associated with restructuring or exit activities be recognized only if they meet the recognition criteria of Codification Topic 420  – Exit or Disposal Cost Obligations, (formerly SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities), as of the acquisition date.

▪
Non-controlling interests would be measured at fair value at the date of acquisition (i.e., 100% of the assets and liabilities would be measured at fair value even when an acquisition is less than 100%)

▪
Goodwill, if any, arising on a business combination reflects the excess of the fair value of the acquiree, as a whole, over the net amount of the recognized identifiable assets acquired and liabilities assumed. Goodwill is allocated to the acquirer and the non-controlling interest.

▪
In accounting for business combinations achieved in stages, commonly called step acquisitions, the acquirer is to re-measure its non-controlling equity investment in the acquiree at fair value as of the acquisition date and recognize any unrealized gain or loss in income.

The statement is effective for business combinations occurring in the first annual reporting period beginning on or after December 15, 2008 and is to be applied prospectively. This statement does not apply to the Company, as no business combination has occurred since December 15, 2008 and onwards. Therefore, the application of codification 805 had no impact on the September 30, 2009 financial statements.

DOME VENTURES CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MARCH 31, 2010
(Expressed in US Dollars) – (unaudited)

11.	Differences Between Canadian and United States Generally Accepted Accounting Principles (continued)

Adoption of new United States accounting pronouncements (continued)

Codification Topic 815 – Derivatives and Hedging

In March 2008, the FASB issued Codification Topic 815, (formerly Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (“SFAS 161”)). Codification Topic 815 intends to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. Codification Topic 815 also requires disclosure about an entity’s strategy and objectives for using derivatives, the fair values of derivative instruments and their related gains and losses. Codification Topic 815 became effective for fiscal years and interim periods beginning after November 15, 2008. The Company did not identify any impact on its reconciliation of accounting principles generally accepted in the US as a result of applying Codification Topic 815.

Codification Topic 815-40 – Contracts in entity's own equity

In June 2008, the FASB ratified Codification Topic 815-40, (formerly EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock”). Codification Topic 815-40 provides guidance in determining whether or not derivative financial instruments are indexed to a Company’s own stock. It is effective the first fiscal year beginning after December 15, 2008, including interim periods within those fiscal years. The adoption of Codification Topic 815-40 on January 1, 2008 had no impact on the consolidated financial statements of the Company.